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                                                                  EXHIBIT 23(ii)

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to Registration Statement (Form S-4) of SPX Corporation for the registration of 18,390,362 shares of its common stock.


     We also consent to the incorporation by reference therein of our report dated January 23, 1998 with respect to the financial statements and schedule of General Signal Corporation for the years ended December 31, 1997, 1996, and 1995 included in the General Signal Corporation Annual Report (Form 10-K) for 1997 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Stamford, Connecticut

August 31, 1998